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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As Independent Public Accountants, we hereby consent to the incorporation by reference of our reports dated September 28, 1999 for Home Security International, Inc. and dated August 20, 1998 for FAI Finance Corporation Pty Limited, both appearing in Home Security International, Inc's Form 10-K, into this registration statement on Form S-3 (No. 333-59421) and to all references to our firm included in this registration statement.

Arthur Andersen



Sydney
November 5, 1999